UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 13, 2021 (December 10, 2021)

TRIPLE-S MANAGEMENT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Puerto Rico	001-33865	66-0555678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Registrant’s telephone number, including area code: 787-749-4949

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920

(Address of Principal Executive Offices and Zip Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	GTS	New York Stock Exchange (NYSE)

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 10, 2021, Triple-S Management Corporation, a Puerto Rico corporation (“Triple-S”), convened a special meeting of stockholders (the “Special Meeting”) to consider and vote upon certain proposals related to the Agreement and Plan of Merger, dated as of August 23, 2021, as it may be amended from time to time (the “Merger Agreement”), by and among Triple-S, GuideWell Mutual Holding Corporation, a Florida not-for-profit mutual insurance holding company (“Parent”), and GuideWell Merger, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Triple-S, with Triple-S surviving the merger as a wholly owned subsidiary of Parent (the “Merger”). As a result of the Merger, Triple-S will no longer be publicly held. Triple-S common stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended.

There were 23,795,559 shares of common stock, par value $1.00 per share, of Triple-S (“Triple-S common stock”), issued and outstanding as of November 2, 2021, the record date for the Special Meeting (the “Record Date”). At the Special Meeting, the holders of 17,184,851 shares of Triple-S common stock were present via webcast or represented by proxy, representing approximately 72% of the total outstanding shares of Triple-S common stock as of the Record Date, which constituted a quorum. Holders of approximately 72% of the shares of Triple-S common stock issued and outstanding as of the Record Date voted to approve the Merger Agreement.

At the Special Meeting, the following proposals were voted upon (each of which is described in greater detail in the definitive proxy statement filed by Triple-S with the Securities and Exchange Commission on November 4, 2021):

Proposal 1 – The Merger Proposal: To approve and adopt the Merger Agreement (the “Merger Proposal”), dated August 23, 2021.

Proposal 2– The Merger Compensation Proposal: To approve, on a non-binding advisory basis, certain compensation that will or may be paid by Triple-S to its named executive officers that is based on or otherwise relates to the Merger.

Proposal 3– The Adjournment Proposal: To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of Proposal 1, the Merger Proposal, if there are not sufficient votes at the time of such adjournment to approve the Merger Proposal. Although Proposal 3 was approved, the adjournment of the Special Meeting was not necessary because Triple-S’s stockholders approved Proposal 1.

A summary of the voting results for each proposal is set forth below.

Proposal No. 1 – Merger Proposal

Votes For	Votes Against	Abstentions
17,144,116	11,634	29,101

Proposal No. 2 – Merger Compensation Proposal

Votes For	Votes Against	Abstentions
16,156,277	742,108	286,466

Proposal No. 3 – Adjournment Proposal

Votes For	Votes Against	Abstentions
15,938,815	998,163	247,873

Item 8.01 Other Events.

On December 13, 2021, Triple-S issued a press release announcing the results of the Special Meeting. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release dated December 13, 2021.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Triple-S, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2021

TRIPLE-S MANAGEMENT CORPORATION

By:	/s/ Roberto García Rodríguez
	Name:	Roberto García Rodríguez
	Title:	President and CEO

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated December 13, 2021.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.